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                                                                       Exhibit 3

                                January 7, 1999


Mr. John P. Shoemaker
Mellon Ventures, L.P.
5 Radnor Corporate Center
100 Matson Ford Road
Suite 170
Radnor, PA 19087-4515

and

Mr. Bruce Dalglish
Morse Partners Ltd.
Suite 205
200 Four Falls Corporate Center
West Conshohocken, PA 19428

Gentlemen:

          This is to advise that Canisco Resources, Inc. hereby exercises its right to terminate the Investment Agreement dated October 16, 1998, in accordance with Article VI Para. 6.1(b)(i) thereof.

          No additional cost is to be incurred on behalf of the Company and final detail of cost incurred to date should be submitted as soon as practical.

          Please address any questions to the undersigned.


                                            Sincerely,


                                            /s/ Ralph A. Trallo
                                            -------------------
                                            Ralph A. Trallo
                                            President

cc:  David Denious
     Dechert, Price & Rhoads